UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2018

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On October 12, 2018, Community Bancorp. issued a press release, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K, announcing its earnings for the period ended September 30, 2018.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 10, 2018, the Boards of Directors of Community Bancorp. (the “Company”) and its wholly-owned subsidiary, Community National Bank (the “Bank”) unanimously appointed Jeffrey Moore, age 57, to the Boards of Directors of the Company and the Bank, effective January 1, 2019. Mr. Moore has been appointed to serve on the Corporate Governance/Nominating Committee of the Company’s Board and the Risk Management Committee of the Bank’s Board.

Mr. Moore is the owner and president of Quest Transportation, a freight logistics company based in St. Johnsbury, Vt. Born in St. Johnsbury, Vt., Moore graduated from St. Johnsbury Academy and attended Lyndon State College. Mr. Moore currently serves on the St. Johnsbury Select Board, NVRH Board of Trustees, and the St. Johnsbury-Lyndonville Industrial Park Board; he is also a member of the Catamount Arts Advisory Council. He currently resides in St. Johnsbury, Vt.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of this Report is furnished, not filed, herewith:

Exhibit 99.1, Press Release dated October 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: October 12, 2018	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer